Exhibit 10cw

MET-PRO CORPORATION
160 Cassell Road
Harleysville, PA 19438

April __, 2013

Dear ________________________________:

This letter agreement, which is entered into in connection with the proposed transaction (the “CECO Merger Transaction”) of which you are aware between Met-Pro Corporation (the “Company”) and CECO Environmental Corp. (“CECO”), serves as an amendment to each of the option award agreements between you and the Company (collectively, the “Award Agreements”).

In connection with the CECO Merger Transaction and upon and subject to the closing thereof, the Company agrees that all of the options to purchase Met-Pro Common Shares granted under the Award Agreements which as of the date of the closing of the CECO Merger Transaction have not been exercised, have not expired or have not been forfeited shall be accelerated and shall be deemed exercisable (whether or not such options are otherwise then exercisable or vested under the terms of the Award Agreements) (“Exercisable Options”).

In consideration of the foregoing, you agree that all Exercisable Options shall as of the closing of the CECO Merger Transaction be deemed cancelled and shall be void, and the Award Agreements shall be deemed terminated, in exchange for the payment to you of an amount in cash equal to $13.75 for each Met Pro Common Share issuable upon exercise of the Exercisable Options, less the exercise price for the Exercisable Options and less any required withholdings. Such net amount shall be paid to you as soon as reasonably practicable following the closing of the CECO Merger Transaction.

In the event that there is no closing under the CECO Merger Transaction, this letter agreement shall be deemed to be of no effect and shall be void. Except to the extent the Award Agreements are modified by this letter agreement, the remaining terms and conditions of the Award Agreements shall remain unmodified and in full force and effect. In the event of a conflict between the terms and conditions of an Award Agreement and the terms and conditions of this letter agreement, the terms and conditions of this letter agreement shall prevail and control.

Very truly yours,

MET-PRO CORPORATION	ACCEPTED AND AGREED TO:
This ___ day of April, 2013:
By:
Raymond J. De Hont, CEO
Signature

Witness to Option Holders Signature	Print Name

Name of Witness	Address